Exhibit 23.2

CONSENT OF BSP SECURITIES, INC.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-[•]) of Heritage Financial Group, Inc. of our fairness opinion dated April 21, 2014 and to the reference to our firm under the headings “Background of the Merger,” “Alarion’s Reasons for the Merger; Recommendation of the Alarion Board of Directors” and “Opinion of Alarion’s Financial Advisor” in this Registration Statement.

/s/ BSP Securities, Inc.

BSP SECURITIES, INC.

May 30, 2014